Exhibit 99.1

            ISSI Announces Second Quarter Fiscal Year 2004 Results

    SANTA CLARA, Calif., April 22 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the second fiscal quarter ended March 31, 2004.

    Revenues in the second quarter of fiscal 2004 were $51.5 million, compared with $22.3 million in the second quarter of the prior year and $40.3 million in the quarter ended December 31, 2003. The Company reported a net profit for the March 2004 quarter of $12.5 million or $0.34 per share on a diluted share basis. This profit includes a pre-tax gain on the sale of stock held in SMIC of $8.7 million or $0.24 per share. This compares to a net loss for the March 2003 quarter of ($7.0) million or ($0.25) per share and a net profit in the recent December 2003 quarter of $0.9 million, or $0.03 per share.

    The Company ended the March 31, 2004 quarter with cash and short-term investments of $160.6 million.

    "Our March quarter revenue represents 28 percent sequential growth over the recent December quarter and 131 percent growth over the same period last year," said Jimmy Lee, ISSI's Chairman and CEO. "We are seeing strong demand for our low and medium density DRAMs and this was a leading factor in our growth."

    The Company also announced that, on March 17, 2004, it sold approximately 11% of its holdings in SMIC as part of SMIC's initial public offering on that date. Proceeds from the sale totaled $13.2 million. The Company now holds approximately 6,542,610 ADRs of SMIC. Each ADR consists of 50 shares of SMIC Common Stock. In accordance with generally accepted accounting principles, the Company has marked its investment to the market value as of March 31, 2004 by increasing other assets and by increasing accumulated comprehensive income in the equity section of its balance sheet. In accordance with generally accepted accounting principles, no gain is reflected in the Company's income statement unless shares are actually sold or otherwise divested.

    About the Company

    ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, Pseudo SRAM and multi-chip packages and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

    ISSI will host a conference call today, April 22, 2004, at 1:30 p.m. (Pacific Time) to discuss this release. This call will be simulcast over the Internet at www.issi.com. The webcast will be available for replay for 30 days from today.

    Safe Harbor Statement

    Certain statements in this news release, including statements regarding strong demand for DRAMs, are forward-looking statements and are subject to risks and uncertainties. Actual results may differ materially from current expectations due to many factors, including the Company's inability to secure wafers or manufacturing capacity, adverse changes in market conditions, the Company's inability to effectively reduce expenses, the Company's inability to add new products or diversify product lines, manufacturing yields, order cancellations, order rescheduling, decreasing demand, unexpected reductions in average selling prices for the Company's products and a resultant decrease in the Company's gross profit margin, product warranty claims, competition, the level and value of inventory held by OEM customers or the Company, or other factors. Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this April 22, 2004 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the fiscal year ended September 30, 2003 and its Quarterly Report for the fiscal quartered ended December 31, 2003.

                      Integrated Silicon Solution, Inc.
               Condensed Consolidated Statements of Operations
                                 (Unaudited)
                    (In thousands, except per share data)

                                         Three Months Ended Six Months Ended
                                              March 31,          March 31,
                                           2004     2003     2004      2003

    Net sales                             $51,504  $22,312  $91,759   $43,350
    Cost of sales                          39,619   18,972   70,922    41,232
    Gross profit                           11,885    3,340   20,837     2,118

    Operating expenses:
      Research and development              5,381    6,134    9,921    12,939
      Selling, general and administrative   4,162    3,398    8,053     7,056
        Total operating expenses            9,543    9,532   17,974    19,995

    Operating income (loss)                 2,342   (6,192)   2,863   (17,877)
    Other income (expense), net               896      152      992       170
    Gain on sale of  other investments      8,740       --    8,740        --
    Income (loss) before income taxes,
     minority interest and equity in net
     loss of affiliated companies          11,978   (6,040)  12,595   (17,707)
    Provision for income taxes                366       --      378        --

    Income (loss) before minority interest
     and equity in net income (loss) of
     affiliated companies                  11,612   (6,040)  12,217   (17,707)

    Minority interest in net loss of
      consolidated subsidiary                  --       --       --        17
    Equity in net income (loss) of
      affiliated companies                    900     (930)   1,190    (1,969)

    Net income (loss)                     $12,512  $(6,970) $13,407  $(19,659)

    Basic net income (loss) per share       $0.38   $(0.25)   $0.43    $(0.71)
    Shares used in basic per share
     calculation                           33,350   27,708   31,000    27,637

    Diluted net income (loss) per share     $0.34   $(0.25)   $0.39    $(0.71)
    Shares used in diluted per share
     calculation                           36,550   27,708   34,242    27,637


                      Integrated Silicon Solution, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)

                                                  March 31,          Sept. 30,
                                                    2004               2003
                                                 (unaudited)            (1)
                           ASSETS
    Current assets:
      Cash and cash equivalents                    $27,450            $19,992
      Short-term investments                       133,100             38,450
      Accounts receivable                           28,947             12,152
      Inventories                                   27,254             16,638
      Other current assets                           1,715              1,712

    Total current assets                           218,466             88,944
    Property, equipment, and leasehold
     improvements, net                               4,738              6,295
    Other assets                                   121,755             62,860
    Total assets                                  $344,959           $158,099

             LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                             $29,217            $17,230
      Accrued compensation and benefits              3,751              3,406
      Accrued expenses                               5,861              5,436

    Total current liabilities                       38,829             26,072

    Minority interest                                   --                 78

    Stockholders' equity:
      Common stock                                       4                  3
      Additional paid-in capital                   333,077            233,957
      Accumulated deficit                          (83,921)           (97,328)
      Unearned compensation                           (263)              (268)
      Accumulated comprehensive loss                57,233             (4,415)

    Total stockholders' equity                     306,130            131,949
    Total liabilities and stockholders' equity    $344,959           $158,099

                (1) Derived from audited financial statements.


SOURCE  Integrated Silicon Solution, Inc.
    -0-                             04/22/2004
    /CONTACT:  Suzanne Weaver, Investor Relations, +1-408-969-4774, or
Gary L. Fischer, President & COO, +1-408-969-4612, both of Integrated Silicon Solution, Inc., ir@issi.com/
    /Web site:  http://www.issi.com /